Equity One, Inc.                              Chaim Katzman, CEO
1696 NE Miami Gardens Drive                   Howard Sipzner, CFO
North Miami Beach, FL  33179                  Michele Guard, Investor Relations
305-947-1664                                  (NYSE:EQY)

                               (EQUITY ONE LOGO)

FOR IMMEDIATE RELEASE:
----------------------
April 24, 2002

      EQUITY ONE REPORTS INCREASES IN FIRST QUARTER 2002 OPERATING RESULTS
      --------------------------------------------------------------------

NORTH MIAMI BEACH, FL, APRIL 24, 2002 - Equity One, Inc. (NYSE: EQY) today reported Total Revenues, Net Income, Net Income per diluted share, Funds from Operations (FFO) and FFO per diluted share of $25.9 million, $13.3 million, $0.44, $10.7 million and $0.36, respectively, for the quarter ended March 31, 2002, representing increases of 33.6%, 229.7%, 120.0%, 55.6% and 5.9%, respectively, from $19.4 million, $4.0 million, $0.20, $6.9 million and $0.34, respectively, for the quarter ended March 31, 2001.

"We are very pleased with our first quarter results," stated Chaim Katzman, Chairman and CEO. "We experienced significant operating improvements including a 2.1% increase in same property net operating income, an increase in occupancy from 86.1% to 86.8% and a near doubling of our percentage rents. Our results reflect the acquisition of United Realty Investors Trust and the elimination of a minority interest in our subsidiary, Centrefund Realty (U.S.) Corporation, both in the third quarter of 2001. We sold three non-core assets and realized total gains on sale in excess of $6.1 million. Looking forward, we are under definitive contracts or letters of intent to purchase four supermarket-anchored centers for a total of $39.5 million. We also broke ground on Plaza Alegre, an 84,000 square foot Publix supermarket-anchored shopping center development in Miami, Florida. We were particularly active in the capital markets this past quarter, where we raised over $57 million of equity capital, and following a series of loan pay-offs, reduced our leverage to 47.1% of real estate assets and 40.7% of total market capitalization. At quarter end, 10.3% of our debt was floating rate, and we have $60 million available under our credit facilities to fund future growth opportunities."

ASSET SALES
-----------

During the first quarter of 2002, we sold three non-core assets for a total of $10.5 million generating total gains on sale of approximately $6.1 million. 2002 first quarter net income includes income from discontinued operations of approximately $507,000. There were no sales in the first quarter of 2001.

EARNINGS GUIDANCE
-----------------

We are revising our guidance for 2002 to reflect the issuance of approximately
4.6 million shares of our common stock in the first quarter of 2002, including 688,000 shares in a private placement transaction, 3.45 million shares in our recent follow-on public offering and 335,000 shares through our Dividend Reinvestment and Stock Purchase Plan. Based on current plans and assumptions, and subject to the risks and uncertainties more fully described in Equity One's reports filed with the Securities and Exchange Commission, we estimate full year 2002 FFO per diluted share to range between $1.36 and $1.40, compared to the $1.34 of FFO per diluted share we reported in 2001. We expect to grow our FFO by a combination of internal growth related to increases in rents and the lease-up of vacant space, along with incremental income from property acquisitions. This guidance is provided for information purposes and is subject to change.

CONFERENCE CALL INFORMATION AND VIDEO WEB-CAST
----------------------------------------------

We will host a conference call on Thursday, April 25, 2002 at 1:00 p.m. EST with Chaim Katzman, Doron Valero and Howard Sipzner to discuss our performance for the quarter ending March 31, 2002. You may access




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the video web-cast at www.equityone.net using the icons on the bottom of the home page. Investors may also join the call by dialing 877-461-2816. A replay of the call can be accessed by dialing locally 416-695-6013 or toll free 877-244-9051 and entering pin code 8810.

FOR ADDITIONAL INFORMATION
--------------------------

For a copy of our first quarter supplemental information package, please access the "Financial Reports" section in our web site at www.equityone.net. To be included in our e-mail distributions for future press releases and other notices, please send your e-mail address to Michele Guard at mguard@equityone.net.

ACCOUNTING AND OTHER DISCLOSURES
--------------------------------

All reporting periods which fall between August 18, 2000 and September 19, 2001 have been restated or adjusted to account for the acquisition on August 18, 2000 of 68.07% of the stock of First Capital Realty (TSE:FCR), the parent of Centrefund Realty (U.S.) Corporation, or CEFUS, by Gazit-Globe (1982) Ltd. (TLV:GLOB), Equity One's majority shareholder. The restatement consolidates the operations of Equity One and CEFUS between August 18, 2000 and September 19, 2001, subject to a 31.93% minority interest in CEFUS. On September 20, 2001, Equity One acquired 100% of CEFUS from First Capital Realty, thereby acquiring the remaining 31.93% minority interest.

We define FFO consistent with the most recent NAREIT definition as net income before gains (losses) on the sale of real estate, extraordinary items and minority interest, plus real estate depreciation and amortization of capitalized leasing costs, adjusted to add back any deferred income tax expense or subtract any deferred income tax credit attributable to the CEFUS Accounting Treatment. We believe that FFO should be considered along with, but not as an alternative to, net income as defined by accounting principles generally accepted in the United States of America ("GAAP") as a measure of our operating performance. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. Our calculation of FFO may not be comparable to similarly titled measures reported by other companies.

ABOUT EQUITY ONE, INC.
----------------------

We are a self-administered, self-managed real estate investment trust that acquires, renovates, develops and manages community and neighborhood shopping centers anchored by national and regional supermarket chains and other necessity-oriented retailers such as drug stores or discount retail stores. Our
8.4 million square foot portfolio consists of 86 properties primarily located in metropolitan areas of Florida and Texas, encompassing 54 supermarket-anchored shopping centers, eight drug store-anchored shopping centers, 18 other retail-anchored shopping centers, four commercial properties, one supermarket-anchored development and one drug store-anchored development, as well as non-controlling interests in three unconsolidated joint ventures.

FORWARD LOOKING STATEMENTS
--------------------------

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in Florida and Texas; the continuing financial success of our current and prospective tenants; continuing supply constraints in our geographic markets; the availability of properties for acquisition; the success of our efforts to lease up vacant properties; and other risks, which are described in our filings with the Securities and Exchange Commission.






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                                EQUITY ONE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                   For the three        For the three
                                                   months ended           months ended                   %
                                                  March 31, 2002        March 31, 2001                Increase
                                                -----------------     -----------------           ---------------

Total Revenues                                     $   25,944             $    19,426                  33.6%

Net Income from Continuing Operations              $    6,638             $     4,024                  65.0%
     per share (basic)                             $     0.23             $      0.20                  15.0%
     per share (diluted)                           $     0.22             $      0.20                  10.0%

Net Income                                         $   13,267             $     4,024                 229.7%
     per share (basic)                             $     0.45             $      0.20                 125.0%
     per share (diluted)                           $     0.44             $      0.20                 120.0%

Funds from Operations                              $   10,738             $     6,900                  55.6%
     per share (diluted)                           $     0.36             $      0.34                   5.9%

Weighted average common shares
     basic                                             29,354                  19,853
     diluted                                           30,029                  20,365


























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                                EQUITY ONE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                           March 31, 2002        December 31, 2001
                                                         -----------------       -----------------

Investments in Real Estate
     (before accumulated depreciation)                     $    664,029            $   656,005
Total Assets                                               $    683,346            $   668,536

Mortgage Notes Payable                                     $    316,374            $   345,047
Revolving Credit Facilities                                $      9,000            $    27,409
Total Liabilities                                          $    343,303            $   390,269

Stockholders' Equity                                       $    340,043            $   278,267

Total Liabilities and Stockholders' Equity                 $    683,346            $   668,536
























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